UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 10, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2025 (the “Closing Date”), Momentus Inc., a Delaware corporation (the “Company”) consummated a “best efforts” public offering (the “Offering”) of an aggregate of (i) 300,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), (ii) 973,886 pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 973,886 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) 1,273,886 Common Stock purchase warrants (“Common Warrants”) to purchase up to 1,273,886 shares of Common Stock (the “Common Warrant Shares”). Each share of Common Stock, or a Pre-Funded Warrant in lieu thereof, was sold together with an accompanying Common Warrant to purchase one share of Common Stock.

The public offering price for each share of Common Stock and one accompanying Common Warrant was $3.92499. The public offering price of each Pre-Funded Warrant and one accompanying Common Warrant was $3.925, which equals the price at which one share of Common Stock and accompanying Common Warrant was sold to the public in this offering, minus $0.00001. The exercise price of each Pre-Funded Warrant is $0.00001 per share. Each Common Warrant offered in the Offering is exercisable for one share of Common Stock and has an initial exercise price equal to $3.80.

The Company received aggregate gross proceeds from the Offering of approximately $5 million, before deducting placement agent’s fees and other offering expenses. The Company intends to use the proceeds of the Offering for general corporate purposes.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one Pre-Funded Warrant Share at an exercise price of $0.00001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $3.80 per share, is immediately exercisable for one Common Warrant Share, and expires five years from its issuance date.

The Shares, Pre-Funded Warrants and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at any time there is no effective registration statement registering, or no current prospectus is available for, the resale of the Common Warrant Shares. The Pre‑Funded Warrants may be exercised on a cashless basis at any time.

A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrants or Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, Common Warrants, Common Warrant Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-284393), (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that was declared effective on February 10, 2025.

The foregoing does not purport to be a complete description of each of the Common Warrants or the Pre‑Funded Warrants and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on February 10, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of six (6) months after the Closing Date, subject to certain exceptions.

Pursuant to the Purchase Agreement, each of the Company’s executive officers, directors and stockholders beneficially owning 5% or more of the issued and outstanding shares of Common Stock entered into a lock-up agreement with the Placement Agent (as defined below) providing that each such person, for a period of ninety (90) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent.

The Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company or the purchasers in the Offering, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Amendment to Common Stock Purchase Warrants

The Investor is the holder of certain common stock purchase warrants, issued on each of (i) September 17, 2024 (the “Class A September 2024 Warrant” and the “Class B September 2024 Warrant”), (ii) October 24, 2024 (the “October 2024 Warrant”), and (iii) December 18, 2024 (the “December 2024 Warrant” and collectively with the Class A September 2024 Warrant, the Class B September 2024 Warrant, and the October 2024 Warrant, the “Warrants”) to purchase shares of Common Stock.

In connection with the Offering, on February 10, 2025, the Company entered into an amendment to the Warrants (the “Amendment to Common Stock Purchase Warrants”) with the Investor, pursuant to which the exercise price per share of the Common Stock under each Warrant shall be $3.80, subject to adjustment The warrant amendment is subject to stockholder approval, and the warrants shall expire five years from the date stockholder approval is obtained. If stockholder approval is not obtained by the date that is six (6) months following the initial date of issuance of these Warrants, then the exercise price of the Warrants will automatically be reduced to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock on the date that is six (6) months following the initial date of issuance of the Warrants and the Warrants will expire five years following the date that is six (6) months following the initial date of issuance of the Warrants.

The foregoing does not purport to be a complete description of the Amendment to Common Stock Purchase Warrants and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on February 10, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), pursuant to which the Placement Agent agreed to act as Placement Agent on a reasonable “best efforts” basis in connection with the Offering. The Company paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds raised in the Offering. In addition, the Company has also agreed to reimburse the Placement Agent for legal expenses incurred by it in connection with the Offering in an amount not to exceed $95,000 and up to $10,000 for certain reasonable non-accountable fees and expenses. In addition, the Placement Agent will receive warrants (the “Placement Agent Warrants”) to purchase such number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the Offering, or an aggregate of 63,694 shares of Common Stock. The Placement Agent Warrants will have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants will have an exercise price of $4.3175 per share (representing 110% of the offering price per share of Common Stock and accompanying Common Warrant) and will expire five years from the commencement of the sales pursuant to the Offering.

The Placement Agent Warrants do not have any piggyback or demand registration rights. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days from the date of commencement of sales of the securities in the offering, except for the transfer of any security as permitted by FINRA Rule 5110(e)(2). The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants are registered in the Registration Statement.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and Placement Agent Warrants and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibit 1.1 and Exhibit 4.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the Amendment to Common Stock Purchase Warrants is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The Company issued press releases announcing the pricing and closing of the Offering on February 10, 2025 and February 11, 2025, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

As of the date of this Form 8-K, after the closing of the Offering and assuming the exercise in full of the Pre-Funded Warrants and no exercise of the Common Warrants or the Placement Agent Warrants, there are 2,982,881 shares of Common Stock outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement, dated as of February 10, 2025, by and between Momentus Inc. and A.G.P./Alliance Global Partners, as placement agent.
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Amendment to Common Stock Purchase Warrants
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated February 10, 2025, issued by Momentus Inc.
99.2	Press Release, dated February 11, 2025, issued by Momentus Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	February 12, 2025	Title:	Interim Chief Financial Officer